As filed with the Securities and Exchange Commission on September 26, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIDELITY SOUTHERN CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	58-1416811
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Fidelity Southern Corporation 3490 Piedmont Road, Suite 1550 Atlanta, Georgia 30305 (404) 639-6500	Stephen H. Brolly 3490 Piedmont Road, Suite 1550 Atlanta, Georgia 30305 (404) 639-6500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jackie G. Prester, Esq.

Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.

165 Madison, Suite 2000

Memphis, Tennessee 38103

Telephone: (901) 526-2000

Facsimile: (901) 577-0762

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock, no par value				—
Preferred Stock, no par value				—
Warrants				—
Debt Securities(3)				—
Total Offering	$70,000,000		$70,000,000	$8,022 (4)

(1)	Pursuant to General Instruction II.D. of Form S-3, such indeterminate number of principal amount of Debt Securities (including Senior Debt Securities and Subordinated Debt Securities), an indeterminate number of shares of Common Stock and Preferred Stock, and an indeterminate number of Warrants of the Registrant as shall have an aggregate initial offering price not to exceed $70,000,000. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The proposed maximum offering price per class of security will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered hereunder also include such indeterminate principal amount of Debt Securities and an indeterminate number of shares of Common Stock, Preferred Stock, and Warrants as may be issued upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions. In addition, pursuant to Rule 416 under the Securities Act, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	This information is not required to be included in accordance with General Instruction II.D. of Form S-3 under the Securities Act of 1933.
(3)	May consist of one or more series of senior or subordinated debt.
(4)	The proposed maximum aggregate price of the securities has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

Dated            , 2012

PROSPECTUS

$70,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

This prospectus relates to common stock, no par value, preferred stock, no par value, warrants to purchase shares of common stock, and debt securities that Fidelity Southern Corporation may sell separately or together in one or more combinations from time to time in one or more offerings up to a total public offering price of $70,000,000 (or its equivalent in foreign or composite currencies or currency units) on terms to be determined at the time of sale. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we offer and sell securities, the specific terms of any securities to be offered and the specific manner in which they may be offered will be described in one or more prospectus supplements. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus and any prospectus supplement. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

Our common stock is listed and traded on the NASDAQ Global Select Market under the symbol “LION.” Our principal offices are located at 3490 Piedmont Road NE, Suite 1550, Atlanta, Georgia 30305, and our phone number is (404) 240-1504.

The securities covered by this prospectus may be offered and sold directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of those securities, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters’ compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement.

The securities covered by this prospectus are not deposits, savings accounts, or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 2 of this prospectus. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.” You should review that section of the prospectus supplement for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2012.

You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus we may authorize to be delivered to you. We have not authorized anyone to provide you with information that is different from such information. If anyone provides you with different information, you should not rely on it. You should assume that the information contained in this prospectus, any prospectus supplement and any free writing prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference herein or therein is accurate only as of the date given in the document incorporated by reference.

References to our website have been provided for reference only, and information on our website does not constitute part of this prospectus. Neither this prospectus nor any prospectus supplement or free writing prospectus is an offer to sell or the solicitation of an offer to buy our common stock in any circumstances or jurisdictions where the offer or sale is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that has been filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer and sell separately or together in one or more combinations from time to time in one or more offerings, common stock, preferred stock, warrants, or debt securities, collectively referred to herein as the securities, up to a total public offering price of $70,000,000 (or its equivalent in foreign or composite currencies or currency units) on terms to be determined at the time of sale.

Each time we offer securities, we will provide the specific terms of the offering in a supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus and any prospectus supplement. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information About Fidelity and Documents Included with this Prospectus beginning on page 15 of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

As used in this prospectus, unless the context requires otherwise, the terms “we,” “us,” “our,” “Fidelity,” or “the Company” refer to Fidelity Southern Corporation and its subsidiaries on a consolidated basis and all references in this prospectus to “stock,” “our stock,” “your stock,” or “shares” refer to our common stock. The term “Fidelity Bank” or “Bank” refers to our principal operating subsidiary, Fidelity Bank.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and information that is incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that reflect our current expectations relating to present or future trends or factors generally affecting the banking industry and specifically affecting our operations, markets and services. Without limiting the foregoing, the words “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon assumptions we believe are reasonable and may relate to, among other things, the difficult economic conditions and the economy’s impact on operating results, credit quality, liquidity, capital, the adequacy of the allowance for loan losses, changes in interest rates, and litigation results. These forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those projected for many reasons, including without limitation, changing events and trends that have influenced our assumptions.

These trends and events include (1) risks associated with our loan portfolio, including difficulties in maintaining quality loan growth, greater loan losses than historic levels, the risk of an insufficient allowance for loan losses, and expenses associated with managing nonperforming assets, unique risks associated with our construction and land development loans, our ability to maintain and service relationships with automobile dealers and indirect automobile loan purchasers, and our ability to profitably manage changes in our indirect automobile lending operations; (2) risks associated with adverse economic conditions, including risk of continued stagnation in real estate values in the Atlanta, Georgia, metropolitan area and in eastern and northern Florida markets, conditions in the financial markets and economic conditions generally and the impact of efforts to address difficult market and economic conditions; a stagnant economy and its impact on operations and credit quality, the impact of a recession on our consumer loan portfolio and its potential impact on our commercial portfolio, changes in the interest rate environment and their impact on our net interest margin, and inflation; (3) risks associated with government regulation and programs, uncertainty with respect to future governmental economic and regulatory measures, new regulatory requirements imposed by the Dodd-Frank Act and the Bureau of Consumer Financial Protection, new regulatory requirements for residential mortgage loan services, the winding down of governmental emergency measures intended to stabilize the financial system, and numerous legislative proposals to further regulate the financial services industry, the impact of and adverse changes in the governmental regulatory requirements affecting us, and changes in political, legislative and economic conditions; (4) the ability to maintain adequate liquidity and sources of liquidity; (5) our ability to maintain sufficient capital and to raise additional capital; (6) the accuracy and completeness of information from customers and our counterparties; (7) the effectiveness of our controls and procedures; (8) our ability to attract and retain skilled people; (9) greater competitive pressures among financial institutions in our market; (10) failure to achieve the revenue increases expected to result from our investments in our growth strategies, including our branch additions and in our transaction deposit and lending businesses; (11) the volatility and limited trading of our common stock; (12) the impact of dilution on our common stock; (13) risks related to Federal Deposit Insurance Corporation (“FDIC”)-assisted transactions; compliance with certain requirements under our FDIC loss share agreements; changes in national and local economic conditions resulting in higher charge-offs not covered by the FDIC loss share agreements; and (14) risks associated with technological changes and the possibility of cyber-fraud.

This list is intended to identify some of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included herein and are not intended to represent a complete list of all risks and uncertainties in our business. Investors are encouraged to read the risks discussed under “Risk Factors” on page 2 of this prospectus and the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011. Additional information and other factors that could affect future financial results are included in our filings with the Securities and Exchange Commission (“SEC”).

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this Special Note. Our actual results may differ significantly from those we discuss in these forward-looking statements. Any forward-looking statement speaks only as of the date that the statement was made, and, except as required by law, we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement to reflect events or circumstances after the date on which we made the statement or to reflect the occurrence of unanticipated events.

RISK FACTORS

Investing in our securities involves a degree of risk. You should carefully review the risks and uncertainties described below and in our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we have filed or will file with the SEC and which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in any applicable prospectus supplement and any related free writing prospectus. The risks described in these documents are not the only ones we face, but those that we currently consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory, or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section above entitled “Special Note Regarding Forward-Looking Statements” at page 1.

ABOUT FIDELITY SOUTHERN CORPORATION

Fidelity is a bank holding company headquartered in Atlanta, Georgia. We conduct operations primarily though the Bank, a state chartered wholly-owned subsidiary bank. The Bank was organized as a national banking corporation in 1973 and converted to a Georgia chartered state bank in 2003. LionMark Insurance Company is a wholly-owned subsidiary of Fidelity and is an insurance agency offering consumer credit related insurance products. Fidelity also owns five subsidiaries established to issue trust preferred securities.

At December 31, 2011, we had total assets of $2.235 billion, total loans of $1.757 billion, total deposits of $1.872 billion, and shareholders’ equity of $167.3 million.

Our principal executive offices are located at 3490 Piedmont Road, Suite 1550, Atlanta, Georgia 30305. Our telephone number is (404) 240-1504. Our website is www.lionbank.com. Information on our website is not incorporated into this prospectus by reference and is not part of this prospectus.

Please refer to the “Business” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and the “Financial Information” section on Form 10-Q for the quarterly period ended June 30, 2012 incorporated by reference into this prospectus for further information concerning our business.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to apply the net proceeds from the securities we offer by this prospectus for Fidelity’s general corporate purposes, which may include funding our bank and non-bank subsidiaries, financing business expansion, or refinancing or extending the maturity of debt obligations and investments at the holding company level.

If required, we will include a more detailed description of the use of proceeds from any specific offering of securities in the prospectus supplement related to that offering.

PLAN OF DISTRIBUTION

The securities covered by this prospectus may be offered and sold directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of those securities, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters’ compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

If dealers are used in an offering, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

The securities may be sold directly by us or through agents we designate from time to time at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described therein. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof.

Underwriters, dealers and agents may be entitled to indemnification by us against specific civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, under underwriting or other agreements. The terms of any indemnification provisions will be set forth in a prospectus supplement. Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter into contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of such contracts.

Each time we offer and sell securities, the applicable prospectus supplement will describe the securities exchange or market on which the securities may be listed or quoted, if any.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our ratio of earnings to combined fixed charges and preferred stock dividends for the six months ended June 30, 2012 and each of the fiscal years ended December 31, 2011, December 31, 2010, December 31, 2009, December 31, 2008 and December 31, 2007 are as follows:

	Six Months Ended June 30,	Years Ended December 31,
	2012	2011	2010	2009	2008	2007
Ratio of earnings to Fixed Charges
Including interest on deposits	3.06	1.72	1.48	0.83	0.63	1.13
Excluding interest on deposits	6.78	3.53	3.04	(0.06)	(1.39)	2.02

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
Including interest on deposits	2.58	1.51	1.33	0.77	0.63	1.13
Excluding interest on deposits	4.45	2.35	2.08	(0.04)	(1.38)	2.02

Earnings consist of income from continuing operations before income taxes and combined fixed charges. Combined fixed charges consist of interest expense on all borrowings, including/excluding interest on deposits as noted, and preferred stock dividends. For all periods, we computed the ratios of earnings to combined fixed charges and preferred stock dividends by dividing earnings by combined fixed charges. If we do not redeem the Preferred Shares prior to February 15, 2014, the cost of this capital to us will increase substantially on and after that date, with the dividend rate increasing from 5.0% to 9.0% per annum, which would adversely affect our ratio of earnings to combined fixed charges and preferred stock dividends.

SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our common stock, preferred stock, warrants, and debt securities that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF COMMON STOCK

The following summary of the material terms and provisions of our common stock is not complete and is subject to, and qualified in its entirety by, our amended and restated certificate of incorporation, or certificate of incorporation, and bylaws, as amended, and by the provisions of applicable Georgia law. You should refer to, and read this summary together with, our articles of incorporation and bylaws, as amended, to review all of the terms of our common stock.

General

We are authorized by our Amended and Restated Articles of Incorporation, referred to in this prospectus as our Articles of Incorporation, to issue 60,000,000 shares, consisting of 50,000,000 shares of common stock, without par value per share, and 10,000,000 shares of preferred stock, without par value per share. As of September 20, 2012, 14,296,996 shares of common stock were outstanding and 48,200 shares of preferred stock were outstanding. All of the outstanding shares of preferred stock are shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, referred to in this prospectus as Series A Preferred Stock, originally issued to the U.S. Department of the Treasury (the “ U.S. Treasury”) on December 19, 2008, pursuant to the Troubled Asset Relief Program (“TARP”) Capital Purchase Program. The U.S. Treasury sold all of its shares of Series A Preferred Stock to various investors in July 2012.

Our common stock is listed on the NASDAQ Capital Market under the symbol “LION.” Outstanding shares of our common stock are validly issued, fully paid and non-assessable.

Voting Rights

Holders of our common stock are entitled to one vote for each share that they hold. Shares of our common stock have no cumulative voting rights.

Dividends and Repurchases

Holders of our common stock are entitled to receive such dividends as our board of directors may, in its discretion, legally declare, subject to the dividend rights of any outstanding series of preferred stock and certain provisions described below under “Anti-Takeover Provisions.” Our Series A Preferred Stock has, and any other series of preferred stock we issue will have, preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution.

Our ability to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of our common stock is restricted in the event that we fail to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on the Series A Preferred Stock.

Rights upon Liquidation or Dissolution

Subject to the preferential rights of any other shares or series of capital stock, if we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, holders of our common stock will be entitled to share ratably in our assets legally available for distribution to those holders after the satisfaction of, or provision for, all of our debts and liabilities.

No Preemptive, Conversion or Redemption Rights

Holders of shares of our common stock do not have preemptive rights to subscribe for any new or additional securities, including shares of common stock that we may offer or sell or issue in the future. Holders of shares of common stock have no conversion, exchange or sinking fund rights. Shares of our common stock are not redeemable at our option or at the option of the holders of shares of common stock.

Shareholder Liability

All of our outstanding shares of common stock are fully paid and nonassessable. Under the Georgia Business Corporation Code, shareholders generally are not personally liable for a corporation’s acts or debts.

Anti-takeover Provisions

The provisions of our Articles of Incorporation, bylaws and Tax Benefits Preservation Plan summarized in the following paragraphs may have anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider to be in the shareholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders, and may make removal of management more difficult. Applicable federal and state laws may also restrict such tender offers or takeovers.

Board Discretion to Oppose Tender Offer

Our Articles of Incorporation provide that the board of directors may, if it deems advisable, oppose a tender or other offer, and take any lawful action to accomplish its purpose. In considering whether to oppose a tender offer, the board may, but is not legally obligated to consider any pertinent issues, and may determine, consistent with its fiduciary duties, to take action such as advising shareholders not to accept an offer, litigation against the offeror, filing complaints with governmental and regulatory authorities, acquiring our securities, selling or otherwise issuing authorized but unissued securities or granting options, acquiring another company, and soliciting an offer from another person.

Supermajority Required for Certain Transactions

Our Articles of Incorporation require that any merger, liquidation or dissolution of the Company, or any action that would result in the same, or other disposition of all or substantially all of our assets (other than certain security or pledging arrangements), requires approval by affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding shares then entitled to vote on such matters.

Authorized but Unissued Stock

The authorized but unissued shares of common stock and preferred stock will be available or future issuance without shareholder approval, subject to applicable NASDAQ rules. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of common stock and preferred stock may enable our board of directors to issue shares to persons aligned with current management, which could render more difficult or discourage any attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

Number of Directors

Our bylaws provide that, generally, the number of directors may not consist of fewer than three or more than 24 members. Our shareholders fix the number of directors at each annual meeting; provided that the shareholders may, by affirmative vote of the holders of a majority of the shares entitled to vote in an election of directors, increase or decrease the number of directors and add or remove directors with or without cause at any time. Our board of directors may, by its action, increase the number of directors by two and elect directors to fill those vacancies, so long as the total number of directors does not exceed 24.

Certain Anti-Takeover Effects of Georgia Law

We have elected in our Bylaws to be subject to the Business Combination provisions of the Georgia Business Corporation Code. Under the Business Combinations provision, we are generally prohibited from entering into business combination transactions with any “interested shareholder” for a five-year period following the time that such shareholder became an interested shareholder unless:

•	prior to such time, the board of directors approved either the business combination or the transaction in which the shareholder became an interested shareholder;

•

in the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder became the beneficial owner of at least 90% of the outstanding voting stock of the corporation which was not held by directors, officers, their affiliates or associates, subsidiaries or specified employee stock plans of the corporation; or

•

after becoming an interested shareholder, that shareholder acquired additional shares resulting in that shareholder owning at least 90% of the outstanding voting stock of the corporation, excluding shares held by directors, officers, their affiliates or associates, subsidiaries or specified employee stock plans of the corporation, and the business combination was approved by a majority of voting stock not held by the interested shareholder, directors, officers, their affiliates or associates, subsidiaries or specified employee stock plans of the corporation

Under the Georgia Business Corporation Code, repeal of the Bylaws subjecting us to this provision requires the affirmative vote of (i) at least two-thirds of the continuing directors, (ii) a majority of the shares of the Company other than shares beneficially owned by any interested shareholder and affiliates and associates of any interested shareholder, and (iii) 66 2/3% of the voting power of the then outstanding shares of the Company’s common stock and preferred stock voting together, to the extent shares of preferred stock have been afforded voting rights. A “continuing director” means (x) any director who is not an affiliate or associate of an interested shareholder or its affiliates other than the Company or our subsidiaries and who was a director prior to the date the shareholder became an interested shareholder, and (y) any successor to that director who is not an affiliate or associate of an interested shareholder or its affiliates other than the Company or our subsidiaries and who is recommended or elected by a majority of all the continuing directors. An “interested shareholder” includes any person other than the Company or our subsidiaries that (A) with its affiliates, beneficially owns or has the right to own 10% or more of the outstanding voting power of the Company, or (B) is an affiliate of the Company and has, at any time within the preceding two-year period, been the beneficial owner of 10% or more of the voting power of the Company.

Tax Benefits Preservation Plan

As of November 19, 2010, we adopted a Tax Benefits Preservation Plan designed to protect our ability to utilize our substantial tax assets. Our tax attributes include net operating losses that we could utilize in certain circumstances to offset taxable income and reduce our federal income tax liability. Our ability to use these tax benefits would be substantially limited if we were to experience an “ownership change” as defined under Section 382 of the Internal Revenue Code of 1986, as amended, and related Internal Revenue Service pronouncements. In general, an “ownership change” would occur if our “5-percent shareholders”, as defined under Section 382, collectively increased their ownership in Fidelity by more than 50% over a rolling three-year period. The Tax Benefits Preservation Plan is designed to reduce the likelihood that we will experience an ownership change by discouraging any person or group from becoming a beneficial owner of 5% or more of the our common stock then outstanding (referred to herein as a “Threshold Holder”).

In connection with the Tax Benefits Preservation Plan, our board of directors declared a dividend of one preferred share purchase right (individually, a “Right”, and collectively the “Rights”) in respect of each share of common stock outstanding at the close of business on December 6, 2010 and in respect of each share of common stock to become outstanding during the term of the plan. Each Right represents the right to purchase for an initial purchase price of $30.00, one-millionth of a share of our Series B Participating Cumulative Preferred Stock. The Rights become exercisable by holders of those rights (other than a Threshold Holder) upon certain triggering events. Prior to such a triggering event, our board of directors may, at its option, exchange all or part of the then outstanding and exercisable Rights at an exchange ratio of one share of common stock per Right, subject to the adjustments and limitations described in the Tax Benefits Preservation Plan.

While the Tax Benefits Preservation Plan was established to protect our ability to utilize our substantial tax assets, it should be noted that:

•	the plan could have the effect of limiting transferability of our common stock because it makes it more difficult and more expensive to acquire our common stock;

•	the plan could decrease the marketability of our common stock and deter a potential acquirer of our common stock of the Company;

•

while the plan provides an economic disincentive for any one person or group to become a Threshold Holder and for any existing Threshold Holder to acquire more than a specified amount of additional shares, there can be no assurance that the plan will deter a shareholder from increasing its ownership interests beyond the limits set by the plan; and

•

our determination that the Company has not experienced an “ownership change” as defined under Section 382 and that the plan should create a disincentive for one to occur is based on current law and that any change in applicable law may result in an ownership change.

For more information on our Tax Benefits Preservation Plan, see the disclosure contained in our Registration Statement on Form 8-A filed with the SEC on November 23, 2010.

Transfer Agent

The transfer agent for our common stock is Computershare, 480 Washington Boulevard, Jersey City, New Jersey 07310-1900.

DESCRIPTION OF PREFERRED STOCK

General

Our board of directors is authorized to issue up to 10,000,000 shares of preferred stock, in one or more series, without shareholder approval. In connection with any such issuance, the board of directors may by resolution determine the designation, voting rights, preferences as to dividends, in liquidation or otherwise, participation, redemption, sinking fund, conversion, dividend or other special rights or powers, and the limitations, qualifications and restrictions of such shares of preferred stock. Of such authorized number of shares of preferred stock, (i) 48,200 shares of Series A Preferred Stock are authorized, issued and outstanding, and; (ii) 1,000 shares of Series B Participating Cumulative Preferred Stock are authorized, with no shares issued and outstanding.

Series A Preferred Stock

The Series A Preferred Stock consists of 48,200 shares having a liquidation amount per share equal to $1,000. The Series A Preferred Stock pays cumulative dividends at a rate of 5% per year until December 2013 and thereafter at a rate of 9% per year, prior to the payment of dividends on any shares of common stock. The Company may, at its option, redeem the Series A Preferred Stock at the liquidation amount plus accrued and unpaid dividends.

The Series A Preferred Stock is non-voting, except in limited circumstances. In the event that we do not pay dividends on the Series A Preferred Stock for six dividend periods, whether or not consecutive, the size of our board of directors will automatically be increased by two and the holders of the Series A Preferred Stock have the right to elect two directors to fill such newly created directorships at the next annual meeting and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods, including the latest completed dividend period, on all outstanding shares of Series A Preferred Stock have been declared and paid in full. The foregoing description of the Series A Preferred Stock is qualified in its entirety by reference to the Articles of Amendment to the Articles of Incorporation designating such series.

In July of 2012, the U.S. Treasury sold all of its shares of the Series A Preferred Stock in a public offering as part of a modified Dutch auction process.

Series B Participating Cumulative Preferred Stock

As described above under “Description of Our Common Stock—Anti-Takeover Provisions—Tax Benefits Preservation Plan,” our board of directors created a series of 1,000 shares of Series B Participating Cumulative Preferred Stock in connection with the Company’s Tax Benefits Preservation Plan. No shares of the Series B Participating Cumulative Preferred Stock are outstanding, and shares will only by issued if Rights are properly exercised by the Company’s shareholders.

Preferred Stock We May Offer

Prior to the issuance of a new series of preferred stock, we will amend our Articles of Incorporation by filing articles of amendment that will designate the number of shares of that series and the terms of that series. The issuance of any preferred stock could adversely affect the rights of the holders of common stock or other series of preferred stock and, therefore, reduce the value of the common stock or preferred stock. The ability of our board of directors to issue preferred stock could discourage, delay or prevent a takeover or other corporate action.

The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

•	the designation, stated value and liquidation preference of such preferred stock and the number of shares offered;

•	the offering price;

•

the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

•	and redemption or sinking fund provisions;

•	the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;

•	the terms and conditions, if any, on which shares of such series shall be convertible or exchangeable for shares of our stock of any other class or classes, or other series of the same class;

•	the voting rights, if any, of share of such series;

•	the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

•

the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary, of the common stock or of any other class of our shares ranking junior to the shares of such series as to dividends or upon liquidation;

•

the conditions and restrictions, if any, on the creation of indebtedness of us or of any subsidiary, or on the issuance of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

•	any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

Unless otherwise specified in the applicable prospectus supplement, each series of preferred stock will, upon issuance, rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock. The rights of the holders of our preferred stock will be subordinate to those of our general creditors. The description of any series of preferred stock that may be issued is qualified by reference to the provisions of the applicable certificate of amendment establishing the terms of such series.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of common stock or preferred stock. Warrants may be issued in one or more series, independently or together with common stock, preferred stock or units, and the warrants may be attached to or separate from such securities. We may issue warrants directly or under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

The applicable prospectus supplement and the applicable warrant agreement will describe, where applicable, the following terms of and other information relating to the warrants:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	whether the warrants are to be issued in registered or bearer form;

•	whether the warrants are extendible and the period or periods of such extendibility; and

•	information with respect to book-entry procedures, if any.

DESCRIPTION OF DEBT SECURITIES

The following is a description of the material features, terms and provisions of debt securities that we may offer. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement relating to those debt securities and any other offering materials that we may provide.

We may issue debt securities from time to time in one or more series. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, claims of holders of debt securities will generally have a junior position to claims of creditors of our subsidiaries (including, without limitation, Fidelity Bank), except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a stockholder in any distribution of assets of any subsidiary (and thus the ability of holders of debt securities to benefit from such distribution as our creditors) is junior to creditors of each subsidiary, including depositors of Fidelity Bank.

We may issue senior debt securities or subordinated debt securities under one or more separate indentures, which may be supplemented or amended from time to time. Senior debt securities will be issued under one or more senior indentures and subordinated debt securities will be issued under one or more subordinated indentures. Any senior debt indentures and subordinated debt indentures are referred to individually in this prospectus as the “indenture” and collectively as the “indentures.” The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act, as amended, and may be supplemented or amended from time to time following their execution and will be filed as exhibits to the registration statement of which this prospectus forms a part or incorporated therein by reference.

Any indentures will contain the full legal text of the matters described in this section of the prospectus. Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indentures. This summary is therefore subject to and is qualified in its entirety by reference to all the provisions of any applicable indenture, including any definitions of terms used in such indenture. Your rights will be defined by the terms of any applicable indenture, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements.

The debt securities may be denominated and payable in U.S. dollars. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of any units issued by us. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. A prospectus supplement relating to an issue of original issue discount securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to original issue discount securities.

We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our preferred stock, common stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our preferred stock, common stock or other securities that holders of the series of debt securities receive would be subject to adjustment.

We will generally have no obligation to repurchase, redeem, or change the terms of debt securities upon any event (including a merger, consolidation, change in control or disposition of substantially all of our assets) that might have an adverse effect on our credit quality.

Terms of Debt Securities to be Included in the Prospectus Supplement

The prospectus supplement relating to any series of debt securities that we may offer will set forth the price or prices at which the debt securities will be offered, and will contain the specific terms of the debt securities of that series. These terms may include, without limitation, the following:

•	the title of the debt securities;

•	the price or prices, expressed as a percentage of the principal amount, at which we will sell the debt securities;

•	whether the debt securities will be senior or subordinated;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•

the rate or rates, which may be fixed or variable, per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, premium and interest on the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•	any other specific terms of the debt securities.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, legal matters related to the securities offered under this prospectus and any offerings made pursuant to this prospectus will be passed upon by Baker, Donelson, Bearman, Caldwell & Berkowitz, PC. If legal matters in connection with any offerings made pursuant to this prospectus are passed upon by counsel other than Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of our internal control over financial reporting as of December 31, 2011, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT FIDELITY

AND DOCUMENTS INCLUDED WITH THIS PROSPECTUS

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC’s internet website found at www.sec.gov. You may also obtain free copies of the documents we have filed with the SEC (other than exhibits to such documents unless we specifically incorporate by reference an exhibit in this prospectus) by contacting Martha Fleming, Corporate Secretary, Fidelity Southern Corporation, 3490 Piedmont Road, Suite 1550, Atlanta, Georgia 30305, telephone (404) 639-6500 or from our internet website at www.fidelitysouthern.com.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s internet website.

The SEC allows us to “incorporate by reference” information into this prospectus the information that we file with the SEC. This means that we can disclose important information to you by referring you to another document without restating that information in this document. Any information incorporated by reference into this prospectus is considered to be a part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede, any information contained in this prospectus or incorporated by reference in this prospectus.

The following documents filed by the Company with the SEC are incorporated herein by reference and made a part hereof:

•	the Company’s Annual Report on Form 10-K for the year ended December 31, 2011;

•	the Company’s Annual Report on Form 11-K for the year ended December 31, 2011;

•	the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012;

•	the Company’s Current Reports on Form 8-K as filed on January 23, 2012, January 24, 2012, April 23, 2012, May 1, 2012, June 21, 2012, July 23, 2012, August 3, 2012, and September 20, 2012; and

•

the description of the Company’s common stock, without par value, which is contained in the Company’s Registration Statement filed on Form 10 dated August 27, 1993, and all amendments or reports filed for the purpose of updating that description.

Also incorporated by reference are additional documents that we may file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus. These additional documents will be deemed to be incorporated by reference, and to be a part of, this prospectus from the date of their filing. These documents include proxy statements and periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and, to the extent they are considered filed, Current Reports on Form 8-K.

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

$70,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

DEBT SECURITIES

PROSPECTUS

            , 2012

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimated, except the SEC registration fee.

SEC registration fee	$8,022
Legal fees and expenses	$20,000
Printing and mailing	$5,000
Accounting fees	$6,000
Administrative fees	$15,000
Miscellaneous	$5,000
Total	$59,022

Item 15.	Indemnification of Directors and Officers.

Sections 14-2-851 and 14-2-857 of the Georgia Business Corporation Code provide that a corporation may indemnify its directors and officers against civil and criminal liabilities. Directors and officers may be indemnified if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, if they have not been adjudged liable on the basis of the improper receipt of a personal benefit and, with respect to any criminal action, if they had no reasonable cause to believe their conduct was unlawful. A director or officer may be indemnified against expenses incurred in connection with a derivative suit if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Statutory indemnification is not exclusive of any rights provided by any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Fidelity’s by-laws contain indemnification provisions that provide that directors and officers of Fidelity will be indemnified if they are successful on the merits or otherwise in the defense of any proceeding or any claim, issue or matter involved in the proceeding. The indemnification provisions also provide that Fidelity will indemnify directors and officers when they meet the applicable standard of conduct, regardless if they are successful in the defense of the proceeding or claim, issue or matter. The applicable standard of conduct is met if the director or officer acted in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Fidelity. The standard of conduct with respect to any criminal action or proceeding is met if the director had no reasonable cause to believe his or her conduct was unlawful. Whether the applicable standard of conduct has been met is determined by the board of directors, the stockholders or independent legal counsel in each specific case.

Fidelity may also provide for greater indemnification than that set forth in its by-laws if it chooses to do so, subject to approval by Fidelity’s stockholders. Fidelity may not, however, indemnify a director for liability arising out of circumstances that constitute exceptions to limitation of a director’s liability for monetary damages, as described below. Fidelity may purchase and maintain insurance on behalf of any director against any liability asserted against such person and incurred by him or her in any such capacity, whether or not Fidelity would have had the power to indemnify against such liability.

In addition, Article 5 of Fidelity’s Articles of Incorporation, subject to certain exceptions, eliminates the potential personal liability of a director for monetary damages to Fidelity and to the stockholders of Fidelity for breach of a duty as a director. There is no elimination of liability for:

•	any appropriation, in violation of his duties, of any of our business opportunities;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	the types of liability set forth in the Official Code of Georgia Section 14-2-832; or

•	any transaction from which the director derived an improper personal benefit.

The Articles of Incorporation do not eliminate or limit the right of Fidelity or its stockholders to seek injunctive or other equitable relief not involving monetary damages.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Our directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to limitations.

Item 16.	Exhibits.

Exhibit No.	Exhibit

1.1	Form of Underwriting Agreement*

3.1	Amended and Restated Articles of Incorporation of Fidelity Southern Corporation, as amended effective December 16, 2008 (incorporated by reference from Exhibit 3(a) to Fidelity Southern Corporation’s Form 10-K filed March 16, 2009)

3.2	Articles of Amendment to the Articles of Incorporation of Fidelity Southern Corporation (incorporated by reference from Exhibit 3.1 to Fidelity Southern Corporation’s Form 8-K filed November 18, 2010)

3.3	Bylaws of Fidelity Southern Corporation, as amended (incorporated by reference from Exhibit 3(b) to Fidelity Southern Corporation’s Quarterly Report on Form 1-Q for the quarter ended September 30, 2007)

3.4	Amendment to Bylaws of Fidelity Southern Corporation (incorporated by reference from Exhibit 3.2 to Fidelity Southern Corporation’s Form 8-K filed November 18, 2010)

4.1	Form of Certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series A (incorporated by reference from Exhibit 4.1 to Fidelity Southern Corporation’s Form 8-K filed December 19, 2008)

4 .2	See Exhibits 3.1, 3.2, 3.3, and 3.4 for provisions of the Amended and Restated Articles of Incorporation, as amended, and Bylaws, as amended, which define the rights of the shareholders

4 .3	Tax Benefits Preservation Plan dated November 19, 2010 between Fidelity Southern Corporation and Mellon Investor Services LLC as Rights Agent (incorporated by reference from Exhibit 4.1 to Fidelity Southern Corporation’s Form 8-K filed November 23, 2010)

4 .4	Form of Indenture for Senior Indebtedness

4 .5	Form of Indenture for Subordinated Indebtedness

4 .6	Form of Note*

4 .7	Form of Warrant*

5.1	Opinion and Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.

8.1	Tax Opinion and Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.*

12.1	Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividends

23.1	Consent of Ernst & Young LLP

23.2	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. (included as part of Exhibits 5.1 and 8.1)

24.1	Power of Attorney (included on the Signature Page to the Registration Statement)

25.1	Statement of Eligibility of Form T-1 of Trustee*

*	To be filed, if necessary, by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date filed prospectus was deemed part of and included in the Registration Statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to the purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(B) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(C) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(D) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Fidelity Southern Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on September 26, 2012.

FIDELITY SOUTHERN CORPORATION

By:	/s/ James B. Miller, Jr.
James B. Miller, Jr.
Chief Executive Officer and Chairman
of the Board (Principal Executive Officer)

By:	/s/ Stephen H. Brolly
Stephen H. Brolly
Chief Financial Officer (Principal Financial and Accounting Officer)

Know all men by these presents, that each person whose signature appears below constitutes and appoints James B. Miller, Jr. and Stephen H. Brolly, or either of them, as attorney-in-fact, with each having the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-3 and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James B. Miller, Jr.	Chief Executive Officer and	September 26, 2012
James B. Miller, Jr.	Chairman of the Board (Principal Executive Officer)

/s/ Stephen H. Brolly	Chief Financial Officer	September 26, 2012
Stephen H. Brolly	(Principal Financial and Accounting Officer)

/s/ David R. Bockel	Director	September 26, 2012
Major General (Ret) David R. Bockel

/s/ Millard Choate	Director	September 26, 2012
Millard Choate

/s/ Donald A. Harp, Jr.	Director	September 26, 2012
Dr. Donald A. Harp, Jr.

[Signatures continued on next page.]

[Signatures continued from previous page.]

/s/ Kevin S. King	Director	September 26, 2012
Kevin S. King

/s/ William C. Lankford, Jr.	Director	September 26, 2012
William C. Lankford, Jr.

/s/ H. Palmer Proctor, Jr.	Director	September 26, 2012
H. Palmer Proctor, Jr.

/s/ W. Clyde Shepherd III	Director	September 26, 2012
W. Clyde Shepherd III

/s/ Rankin M. Smith, Jr.	Director	September 26, 2012
Rankin M. Smith, Jr.

EXHIBIT INDEX

Exhibit No.	Description

4.4	Form of Indenture for Senior Indebtedness

4.5	Form of Indenture for Subordinated Indebtedness

5.1	Opinion and Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.

12.1	Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividends

23.1	Consent of Ernst & Young LLP